EXHIBIT 2.2














            _______________________________________________________







                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                           REGENCY REALTY CORPORATION

                         SECURITY CAPITAL HOLDINGS S.A.

                                      and

                          SECURITY CAPITAL U.S. REALTY

                                  dated as of

                                 July 10, 1996







            _______________________________________________________








                                TABLE OF CONTENTS


                                                                   Page


         Section 1.    Definitions...............................     1

                       (a)  "Agreement"..........................     1
                       (b)  "Buyer"..............................     1
                       (c)  "Commencement Date"..................     1
                       (d)  "Company"............................     1
                       (e)  "Company Registration Expenses"......     1
                       (f)  "Commission".........................     2
                       (g)  "Exchange Act".......................     2
                       (h)  "Exercise Notice"....................     2
                       (i)  "Extraordinary Transaction"..........     2
                       (j)  "Extraordinary Transaction Shares"...     2
                       (k)  "Holdings"...........................     2
                       (l)  "NASD"...............................     2
                       (m)  "Registrable Securities".............     2
                       (n)  "Registration Expenses"..............     2
                       (o)  "Registration Suspension Period".....     3
                       (p)  "Securities Act".....................     3
                       (q)  "Shelf Registration".................     3
                       (r)  "Stockholders Agreement".............     3
                       (s)  "Stock Purchase Agreement"...........     3
                       (t)  "Suspension Notice"..................     3
                       (u)  "Tag-Along Notice"...................     3
                       (v)  "Tag-Along Shares"...................     3
                       (w)  "Third Party"........................     3
                       (x)  "Underwritten/Placed Offering".......     3
                       (y)  "USREALTY"...........................     3

         Section 2.    Shelf Registration........................     3

                       (a)  Obligation to File and Maintain......     3
                       (b)  Black-Out Periods of Buyer...........     4
                       (c)  Black-Out Periods of the Company.....     4
                       (d)  Number of Shelf Registrations........     5
                       (e)  Size of Shelf Registration...........     6
                       (f)  Notice...............................     6
                       (g)  Expenses.............................     6
                       (h)  Selection of Underwriters............     6

         Section 3.    Incidental Registrations..................     6

                       (a)  Notification and Inclusion...........     6











                       (b)  Cut-back Provisions..................     7
                       (c)  Expenses.............................     7
                       (d)  Duration of Effectiveness............     7

         Section 4.    Registration Procedures...................     7

         Section 5.    Requested Underwritten Offerings..........    10

         Section 6.    Preparation; Reasonable Investigation.....    10

         Section 7.    Tag-Along Rights..........................    11

                       (a)  Rights and Notice....................    11
                       (b)  Number of Shares to be Included......    11
                       (c)  Abandonment of Sale..................    11
                       (d)  Terms of Sale........................    12
                       (e)  Timing of Sale.......................    12

         Section 8.    Indemnification...........................    12

                       (a)  Indemnification by the Company.......    12
                       (b)  Indemnification by Buyer.............    13
                       (c)  Notices of Claims, etc...............    13
                       (d)  Other Indemnification................    14
                       (e)  Indemnification Payments.............    14
                       (f)  Contribution.........................    14

         Section 9.    Covenants Relating to Rule 144............    14

         Section 10.   Miscellaneous.............................    15

                       (a)  Counterparts.........................    15
                       (b)  Governing Law........................    15
                       (c)  Entire Agreement.....................    15
                       (d)  Notices..............................    15
                       (e)  Successors and Assigns...............    16
                       (f)  Headings.............................    16
                       (g)  Amendments and Waivers...............    16
                       (h)  Interpretation; Absence of
                               Presumption.......................    16
                       (i)  Severability.........................    17




















                   REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of July 10, 1996, by and among Regency Realty Corporation, a Florida corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation ("Holdings") and a wholly owned subsidiary of USREALTY. Cap-italized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as herein-after defined).

                   WHEREAS, the Company, Holdings and USREALTY have entered into a Stock Purchase Agreement, dated as of June 11, 1996 (the "Stock Purchase Agreement"), that provides for the purchase by Holdings and sale by the Company to Holdings of shares of Company Common Stock; and

                   WHEREAS, in order to induce Buyer to enter into the Stock Purchase Agreement, the Company has agreed to provide the registration rights set forth herein;

                   NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and suf-ficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                   Section 1. Definitions. As used herein, the fol-lowing terms shall have the following meanings:

                   (a) "Agreement" shall have the meaning set forth in the first paragraph hereof.

                   (b) "Buyer" shall mean, collectively, as the con-text may require, USREALTY and Holdings, and shall also in-clude any Affiliate of USREALTY or Holdings of which USREALTY and/or Holdings collectively, directly or indirectly, Benefi-cially Own 98% or more of the voting power and of the eco-nomic interests, or any bona fide financial institution to which any Buyer has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of se-curing bona fide indebtedness of any Buyer. (Capitalized terms used in this definition and not defined herein shall have the meanings ascribed to them in the Stockholders Agree-ment.)

                   (c) "Commencement Date" shall mean the first an-niversary of the date of this Agreement, except that, in the case of any Buyer which is a bona fide financial institution







         to which any other Buyer has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the pur-pose of securing bona fide indebtedness, the Commencement Date shall be the date of this Agreement.

                   (d) "Company" shall have the meaning set forth in the first paragraph hereof.

                   (e) "Company Registration Expenses" shall mean the fees and disbursements of counsel and independent public ac-countants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold com-fort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities.

                   (f) "Commission" shall mean the Securities and Ex-change Commission, and any successor thereto.

                   (g) "Exchange Act" shall mean the Securities Ex-change Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

                   (h) "Exercise Notice" shall have the meaning set forth in Section 7(a).

                   (i) "Extraordinary Transaction" shall mean (i) any merger, consolidation, sale or acquisition of assets, recapi-talization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, or (ii) any sale, issuance or other disposition of capital stock of the Company representing, in the aggregate, at least 30% of the then outstanding capital stock of the Company.

                   (j) "Extraordinary Transaction Shares" shall have the meaning set forth in Section 7(a).

                   (k) "Holdings" shall have the meaning set forth in the first paragraph hereof.

                   (l) "NASD" shall mean the National Association of Securities Dealers, Inc.

                   (m) "Registrable Securities" shall mean (i) any and all shares of Company Stock acquired by Buyer pursuant to the Stock Purchase Agreement, (ii) any and all securities ac-quired by Buyer pursuant to Section 4.2 of the Stockholders Agreement, and (iii) any securities issued or issuable with









         respect to any Company Stock or other securities referred to in clause (i) or (ii) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registra-ble Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become ef-fective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in ac-cordance with Rule 144 (or any successor provision) under the Securities Act.

                   (n) "Registration Expenses" shall mean all regis-tration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any separate counsel retained by Buyer, any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such se-curities and all underwriting discounts and commissions and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by Buyer against liabilities arising out of the public offering of securities.

                   (o) "Registration Suspension Period" shall have the meaning set forth in Section 2(b).

                   (p) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

                   (q) "Shelf Registration" shall have the meaning set forth in Section 2(a).

                   (r) "Stockholders Agreement" shall have the mean-ing set forth in Section 2(c).

                   (s) "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

                   (t) "Suspension Notice" shall have the meaning set forth in Section 2(b).

                   (u) "Tag-Along Notice" shall have the meaning set forth in Section 7(a).

                   (v) "Tag-Along Shares" shall have the meaning set forth in Section 7(a).









                   (w) "Third Party" shall have the meaning set forth in Section 7(a).

                   (x) "Underwritten/Placed Offering" shall mean a sale of securities of the Company to an underwriter or under-writers for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the pub-lic.

                   (y) "USREALTY" shall have the meaning set forth in the first paragraph hereof.

                   Section 2. Shelf Registration. (a) Obligation to File and Maintain. At any time following the Commencement Date, promptly upon the written request of Buyer, the Company will use its reasonable best efforts to file with the Com-mission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (the "Shelf Registra-tion"). The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as Buyer may from time to time notify the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by Buyer, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the seller undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private place-ment under Section 4(2) of the Securities Act in connection with which the seller undertakes to effect a registration af-ter the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connec-tion with which the seller undertakes to effect a registra-tion after the conclusion of such transaction to permit such shares to be freely tradeable by the purchasers thereof. The Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective for the period be-ginning on the date on which the Shelf Registration is de-clared effective and ending on the first date that there are no Registrable Securities. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by









         Buyer or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                   (b) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require Buyer not to sell un-der the Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days pri-or to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 90 days following the effective date of such registra-tion statement or the date of filing of such prospectus sup-plement, and (ii) the Company shall be entitled to require Buyer not to sell under the Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corpo-rate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in pos-session of material information that it deems advisable not to disclose in a registration statement.

                   Once any registration statement filed pursuant to this Section 2 or in which Registrable Securities are includ-ed pursuant to Section 3 has been declared effective, any pe-riod during which the Company fails to keep such registration statement effective and usable for resale of Registrable Se-curities for the period required by Section 4(b) shall be re-ferred to as a "Registration Suspension Period". A Registra-tion Suspension Period shall commence on and include the date that the Company gives written notice to Buyer of its deter-mination that such registration statement is no longer effec-tive or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Com-pany notifies Buyer that the use of the prospectus included in such registration statement may be resumed for the dispo-sition of Registrable Securities.











                   (c) Black-Out Periods of the Company. Subject to the conditions of this Section 2(c), Buyer shall have the right, exercisable on not more than two occasions, to require the Company not to sell, and to use its good faith efforts to cause any other holder of common equity securities or secu-rities convertible into common equity securities of the Com-pany not to sell, any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement relating to an existing shelf registration state-ment (other than sales of shares of Common Stock upon the re-demption of limited partnership units of any Subsidiary of the Company and sales of equity securities issued or granted pursuant to any employee benefit or similar plan or any divi-dend reinvestment plan), or to suspend the effectiveness thereof, during the period starting with the date 15 days prior to Buyer's good faith estimate, as certified in writing by an executive officer of Buyer to the Company, of the pro-posed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 2(a), pertaining to an underwritten public offering of Regis-trable Securities, and ending on the date 60 days following the date of filing of the final prospectus supplement, but in no event on a date later than 75 days following the date of filing of the preliminary prospectus supplement. The Company's obligations under this Section 2(c) are subject to the continuing satisfaction of the following conditions: (a) the Registrable Securities to be offered by Buyer in such un-derwritten public offering shall represent (i) in the case of Buyer's first exercise of its rights under this Section 2(c), the greater of (A) at least 20% of the then outstanding shares of Company Common Stock and (B) at least that number of shares of Registrable Securities having a market value, based on the most recent closing price, of $50 million, in each case determined at the time Buyer exercises its rights under this Section 2(c); and (ii) in the case of Buyer's sec-ond exercise of its rights under this Section 2(c), the greater of (A) at least 40% of the total number of shares of Registrable Securities then Beneficially Owned by Buyer and its Affiliates and (B) at least that number of shares of Reg-istrable Securities having a market value, based on the most recent closing price, of $60 million, in each case determined at the time Buyer exercises its rights under this Section 2(c); (b) no black-out period pursuant to Section 2(b)(i) shall be in effect at the time of Buyer's exercise of its rights under this Section 2(c); (c) the Company shall not have suspended sales of Registrable Securities pursuant to
         Section 2(b)(ii); (d) the Company shall not have delivered to Buyer a written notice to the effect that the Board of Direc-tors has determined in good faith that compliance with this









         Section 2(c) would reasonably be expected to have a Material Adverse Effect on the Company; and (e) Buyer shall not be in default of any of its material obligations under the Stock Purchase Agreement, the Stockholders Agreement, dated as of the date hereof, by and among the Company, Holdings and USRE-ALTY (the "Stockholders Agreement"), or this Agreement. In no event may the Company include in any preliminary prospec-tus supplement under which Buyer is offering Registrable Se-curities covered by this Section 2(c) any equity securities of the Company or any securities convertible into equity se-curities of the Company.

                   (d) Number of Shelf Registrations. The Company shall be obligated to effect, under this Section 2, a minimum of one Shelf Registration, plus an additional Shelf Registra-tion for each $50,000,000 of shares of Company Stock pur-chased by Buyer from the Company subsequent to the Initial Closing. A Shelf Registration shall not be deemed to have been effected, nor shall it be sufficient to reduce the num-ber of Shelf Registrations available to Buyer under this Sec-tion 2, unless such registration becomes effective pursuant to the Securities Act and is kept continuously effective for a period of at least two years (other than any periods during such period of effectiveness which are Registration Suspen-sion Periods, and provided that no such Registration Suspen-sion Periods shall count towards such two-year period); pro-vided, however, that no Shelf Registration shall be deemed to have been effected, nor shall it reduce the number of Shelf Registrations available under this Section 2, if such regis-tration cannot be used by Buyer for more than 60 days as a result of any stop order, injunction or other order of the Commission or other Government Authority for any reason other than an act or omission of Buyer.

                   (e) Size of Shelf Registration. The Company shall not be required to effect a Shelf Registration of fewer than 1,000,000 shares or other units of Registrable Securities (as adjusted for any stock splits, reverse stock splits or simi-lar events which occur after the date hereof), except that if there are less than 1,000,000 (as adjusted for any stock splits, reverse stock splits or similar events which occur after the date hereof) shares of Registrable Securities out-standing, then the Company shall be required to effect a Shelf Registration of all of the remaining shares or other units of Registrable Securities outstanding.

                   (f) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 2(b).










                   (g) Expenses. All Registration Expenses incurred in connection with any Shelf Registration which may be re-quested under this Section 2 shall be borne by Buyer, and all Company Registration Expenses incurred in connection with any such Shelf Registration shall be borne by the Company; pro-vided that Buyer shall reimburse the Company for the first $25,000 of fees and disbursements of counsel and independent public accountants for the Company included in Company Regis-tration Expenses and relating to each such Shelf Registra-tion.

                   (h) Selection of Underwriters. Any and all under-writers or other agents involved in any sale of Registrable Securities pursuant to a registration statement contemplated by this Section 2 shall include such underwriter(s) or other agent(s) as selected by Buyer and approved of by the Company, which approval shall not be unreasonably withheld; provided that Security Capital Markets Group Incorporated or any other Affiliate of Buyer shall in all events be approved by the Company.

                   Section 3. Incidental Registrations. (a) Noti-fication and Inclusion. If the Company proposes to register for its own account any common equity securities of the Com-pany or any securities convertible into common equity securi-ties of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of secu-rities to participants in a stock or employee benefit plan, a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective), the Company shall, at each such time after the Commencement Date, promptly give written notice of such registration to Buyer. Upon the writ-ten request of Buyer given within 10 days after receipt of such notice by Buyer, the Company shall seek to include in such proposed registration such Registrable Securities as Buyer shall request be so included and shall use its reason-able best efforts to cause a registration statement covering all of the Registrable Securities that Buyer has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any of-fering of securities it proposes to make under this Section 3 and shall incur no liability to Buyer for its failure to do so. If, at any time after giving written notice of its in-tention to register any securities and prior to the effective









         date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obliga-tion to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay regis-tering any Registrable Securities for the same period as the delay in registering such other securities.

                   (b) Cut-back Provisions. If a registration pursu-ant to this Section 3 involves an Underwritten/Placed Offer-ing of the securities so being registered, whether or not solely for sale for the account of the Company, which securi-ties are to be distributed by or through one or more under-writers of recognized standing under underwriting terms cus-tomary for such transaction, and the underwriter or the man-aging underwriter, as the case may be, of such Underwritten/ Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securi-ties of the Company which the Company proposes to sell for its own account or the account of others (other than Buyer) requesting inclusion in such registration pursuant to rights to registration on request, and (b) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registra-tion, pro rata among Buyer and others exercising incidental registration rights, on the basis of the shares of Company Stock requested to be included by all such persons.

                   (c) Expenses. The Company shall bear and pay all Company Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to this Sec-tion 3 for Buyer, and all Registration Expenses incurred in connection with any registration of any other securities re-ferred to in the first sentence of Section 3(a), and Buyer shall bear and pay all Registration Expenses incurred in con-nection with any registration of Registrable Securities pur-suant to this Section 3 for Buyer.










                   (d) Duration of Effectiveness. At the request of Buyer, the Company shall, subject to Section 2(b), use its reasonable best efforts to keep any registration statement for which Registrable Securities are included under this Sec-tion 3 effective and usable for up to 90 days (subject to ex-tension for the length of any Registration Suspension Pe-
         riod), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer ef-fective and usable.

                   Section 4. Registration Procedures. In connection with the filing of any registration statement as provided in
         Section 2 or 3, the Company shall use its reasonable best ef-forts to, as expeditiously as reasonably practicable:

                   (a) prepare and file with the Commission the requisite registration statement (including a pro-spectus therein) to effect such registration and use its reasonable best efforts to cause such reg-istration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by Buyer cop-ies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any infor-mation contained in such documents relating to Buyer;

                   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the ef-fectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until, in the case of
              Section 2, the termination of the period during which the Shelf Registration is required to be kept effective, or, in the case of Section 3, the ear-lier of such time as all of such securities have











              been disposed of and the date which is 90 days af-ter the date of initial effectiveness of such reg-istration statement;

                   (c) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as Buyer may reasonably request;

                   (d) register or qualify all Registrable Secu-rities under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably re-quest, to keep such registration or qualification in effect for so long as such registration state-ment remains in effect, and take any other action which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the securities owned by Buyer, ex-cept that the Company shall not for any such pur-pose be required to qualify generally to do busi-ness as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

                   (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Government Authority as may be reasonably necessary to enable Buyer to consummate the disposition of such Registrable Se-curities;

                   (f)  furnish to Buyer a signed counterpart,
              addressed to Buyer (and the underwriters, if any), of

                        (i)  an opinion of counsel for the Com-
                   pany, dated the effective date of such reg-istration statement (and, if such registration









                   includes an underwritten public offering, dat-ed the date of the closing under the under-writing agreement), reasonably satisfactory in form and substance to Buyer, and

                       (ii)  to the extent permitted by then ap-
                   plicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (and, if such reg-istration includes an underwritten public of-fering, dated the date of the closing under the underwriting agreement), signed by the in-dependent public accountants who have certi-fied the Company's financial statements in-cluded in such registration statement, covering substantially the same matters with re-spect to such registration statement (and the pro-spectus included therein) and, in the case of the accountants' letter, with respect to events subse-quent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                   (g) immediately notify Buyer at any time when the Company becomes aware that a prospectus relat-ing thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Buyer promptly prepare and furnish to Buyer a rea-sonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;












                   (h) comply or continue to comply in all mate-rial respects with the Securities Act and the Ex-change Act and with all applicable rules and regu-lations of the Commission, and make available to its security holders, as soon as reasonably practi-cable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provi-sions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such regis-tration statement or prospectus to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

                   (i)  provide a transfer agent and registrar
              for all Registrable Securities covered by such reg-istration statement not later than the effective date of such registration statement; and

                   (j)  list all Company Stock covered by such
              registration statement on any securities exchange on which any of the Company Stock is then listed.

         Buyer shall furnish in writing to the Company such informa-tion regarding Buyer (and any of its affiliates), the Regis-trable Securities to be sold, the intended method of distri-bution of such Registrable Securities, and such other infor-mation requested by the Company as is necessary for inclusion in the registration statement relating to such offering pur-suant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplemen-tary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

                   Buyer agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in para-graph (g) of this Section 4, Buyer will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securi-ties until Buyer's receipt of the copies of the supplemented










         or amended prospectus contemplated by paragraph (g) of this
         Section 4.

                   Section 5. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offerings by Buyer, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to con-tain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 6. Buyer shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be condi-tions precedent to the obligations of Buyer. Buyer shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Buyer and Buyer's intended method of distribution and any other repre-sentation or warranty required by law.

                   Section 6. Preparation; Reasonable Investigation. In connection with the preparation and filing of the regis-tration statement under the Securities Act, the Company will give Buyer, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its fi-nancial statements as shall be necessary, in the opinion of Buyer's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securi-ties Act.

                   Section 7. Tag-Along Rights. From and after the date hereof until the earlier of (i) the date on which Buyer shall own shares of Company Common Stock representing less than 9.8% of the then outstanding shares of Company Common Stock on a fully diluted basis, or (ii) the date on which Buyer shall no longer be subject to the standstill restric-tions set forth in Section 5.2(a) of the Stockholders Agree-ment (unless Buyer is not subject to such restrictions as a result of an Early Termination Event (as that term is defined in the Stockholders Agreement)), Buyer shall be entitled to the rights set forth in this Section 7.










                   (a) Rights and Notice. The Company shall not di-rectly or indirectly sell or otherwise dispose of shares of Company Stock to any person (a "Third Party") in connection with an Extraordinary Transaction in which the consideration for some or all of the shares of Company Stock is cash or cash equivalents (as determined under GAAP), unless the terms and conditions of such sale or other disposition shall in-clude an offer to Buyer to include, at the option of Buyer, in such sale or other disposition the Registrable Securities owned by Buyer at the time of such sale or other disposition determined in accordance with Section 7(b) (the "Tag-Along Shares"). The Company shall send a written notice (the "Tag-Along Notice") to Buyer setting forth the number of shares of Company Stock proposed to be sold or otherwise disposed of in the Extraordinary Transaction (the "Extraordinary Transaction Shares"), and the price at which such shares are proposed to be sold (or the method by which such price is proposed to be determined). At any time within 15 days after its receipt of the Tag-Along Notice, Buyer may exercise its option to sell the Tag-Along Shares by furnishing written notice of such ex-ercise (the "Exercise Notice") to the Company.

                   (b) Number of Shares to be Included. If the pro-posed sale or other disposition by the Company in connection with an Extraordinary Transaction is consummated, Buyer shall have the right to sell to the Third Party as part of such proposed sale or other disposition such number of Registrable Securities owned by Buyer equal to the product of (i) the ra-tio (which in no event shall exceed 20% for purposes of this Section 7) of the total number of Registrable Securities owned by Buyer at the time that Buyer receives the Tag-Along Notice to the total number of outstanding shares of Company Stock, on a fully diluted basis, at the time that Buyer re-ceives the Tag-Along Notice, and (ii) the number of Extraor-dinary Transaction Shares; provided, however, that if the number of Tag-Along Shares is greater than the number of Reg-istrable Securities owned by Buyer at the time that Buyer re-ceives the Tag-Along Notice, then Buyer shall have the right to sell to the Third Party as part of the proposed sale or other disposition to the Third Party by the Company in con-nection with an Extraordinary Transaction the total number of Registrable Securities owned by Buyer at the time that Buyer receives the Tag-Along Notice. All calculations pursuant to this paragraph shall exclude and ignore any unissued shares of Company Stock issuable pursuant to stock options, warrants and other rights to acquire shares of Company Stock and pur-suant to convertible or exchangeable securities.

                   (c) Abandonment of Sale. Each of the Company and the Third Party shall have the right, in its sole discretion,









         at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 7 to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other dispo-sition pursuant to this Section 7 shall become null and void, and neither the Company nor the Third Party shall have any liability or obligation to Buyer with respect thereto by vir-tue of such abandonment, rescission, annulment, withdrawal or termination.

                   (d) Terms of Sale. The purchase from Buyer pur-suant to this Section 7 shall be on the same terms and condi-tions, including the per share price and the date of sale or other disposition, as are applicable to the Company, and which shall be consistent with the relevant Tag-Along Notice.

                   (e) Timing of Sale. If, with respect to any Tag-Along Notice, Buyer fails to deliver an Exercise Notice with-in the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell or otherwise dispose of not more than the number of shares of Company Stock described in the Tag-Along Notice on terms not more fa-vorable to the Company than were set forth in the Tag-Along Notice. If, at the end of 120 days following the receipt of the Tag-Along Notice, the Company has not completed the sale or other disposition of Company Stock in accordance with the terms described in the Tag-Along Notice, the Company shall again be obligated to comply with the provisions of this Sec-tion 7 with respect to, and provide Buyer with the opportun-ity to participate in, any proposed sale or other disposition of shares of Company Stock in connection with an Extraordi-nary Transaction.

                   Section 8. Indemnification. (a) Indemnification by the Company. In the event of any registration of any Reg-istrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harm-less Buyer, each other person who participates as an under-writer in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss-es, claims, damages or liabilities (or actions or proceed-ings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or al-leged untrue statement of any material fact contained in the









         registration statement under which such Registrable Securi-ties were registered under the Securities Act, any prelimi-nary prospectus, final prospectus or summary prospectus con-tained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reim-burse Buyer and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably in-curred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; pro-vided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or ex-pense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospec-tus, final prospectus, summary prospectus, amendment or sup-plement in reliance upon and in conformity with written in-formation furnished to the Company by Buyer or any other per-son who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who con-trols such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect there-of) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the per-sons asserting an untrue statement or alleged untrue state-ment or omission or alleged omission at or prior to the writ-ten confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investiga-tion made by or on behalf of Buyer or any such underwriter or controlling person and shall survive the transfer of such se-curities by Buyer.

                   (b) Indemnification by Buyer. The Company may re-quire, as a condition to including any Registrable Securities in any registration statement pursuant to Section 2 or Sec-tion 3, that the Company shall have received an undertaking satisfactory to it from Buyer to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 8) the Company, each director of the Company, each officer of the Company and each other









         person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter with-in the meaning of the Securities Act, with respect to any un-true statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written in-formation furnished to the Company by Buyer specifically stating that it is for use in the preparation of such regis-tration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any in-vestigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by Buyer.

                   (c) Notices of Claims, etc. Promptly after re-ceipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Sec-tion 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, un-less in such indemnified party's reasonable judgment a con-flict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with coun-sel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

                   (d) Other Indemnification. Indemnification simi-lar to that specified in the preceding paragraphs of this









         Section 8 (with appropriate modifications) shall be given by the Company and Buyer with respect to any required registra-tion or other qualification of securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

                   (e) Indemnification Payments. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (f) Contribution. If, for any reason, the forego-ing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indem-nified party as a result of the expense, loss, damage or li-ability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by refer-ence to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indem-nified party and the parties' relative intent, knowledge, ac-cess to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the in-demnifying party and the indemnified party, but also the rel-ative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified par-ty guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                   Section 9. Covenants Relating to Rule 144. The Company will file in a timely manner (taking into account any extensions granted by the Commission), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of Buyer, deliver to Buyer a certificate, signed by the Company's principal finan-cial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Com-pany's Commission file number, (d) the number of shares of










         Company Common Stock and the number of shares of Company Pre-ferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in com-pliance with either Section 13 or Section 15(d) of the Ex-change Act, the Company will, at its expense, forthwith upon the written request of Buyer, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

                   Section 10. Miscellaneous. (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by tele-copy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10, provided receipt of copies of such counter-parts is confirmed.

                   (b) Governing Law. THIS AGREEMENT SHALL BE GOV-ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE CHOICE OF LAW PRIN-CIPLES THEREOF.

                   (c) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                   (d) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes here-under if in writing and delivered personally, sent by docu-mented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmis-sion service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:












                        Regency Realty Corporation
                        121 W. Forsyth Street, Suite 200
                        Jacksonville, Florida  32202
                        Attention:  Martin E. Stein, Jr.
                        Telecopy Number:  (904) 634-3428

                   with a copy to:

                        Foley & Lardner
                        Greenleaf Building
                        200 Laura Street
                        Jacksonville, Florida  32202
                        Attention:  Charles E. Commander III, Esq.
                        Telecopy Number:  (904) 359-8700

         or at such other address and to the attention of such other person as the Company may designate by written notice to Buy-er. Notices to Buyer shall be addressed to:

                        Security Capital Holdings S.A.
                        69, route d'Esch
                        L-2953 Luxembourg
                        Attention: Paul E. Szurek
                        Telecopy Number: (352) 4590-3331

                   with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Adam O. Emmerich, Esq.
                        Telecopy Number:  (212) 403-2000

                   (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties here-to and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that if (i) Buyer transfers or pledges any or all Registrable Securities to a bona fide financial institu-tion as security for any bona fide indebtedness of any Buyer and such financial institution agrees to be bound by the Stockholders Agreement, the pledgee of the Registrable Secu-rities shall be considered an intended beneficiary hereof and may exercise all rights of Buyer hereunder, and (ii) any per-son included within the definition of the term Buyer shall be permitted to assign its rights hereunder to any other person included within such definition.












                   (f) Headings. The Section and other headings con-tained in this Agreement are inserted for convenience of ref-erence only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other head-ings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

                   (g) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instru-ments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either par-ty hereto may, only by an instrument in writing, waive com-pliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                   (h) Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context re-quires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, para-graphs, or other references to this Agreement unless other-wise specified, (iii) the word "including" and words of simi-lar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                   This Agreement shall be construed without regard to any presumption or rule requiring construction or interpre-tation against the party drafting or causing any instrument to be drafted.

                   (i) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.















                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                       REGENCY REALTY CORPORATION



                                       By: /s/ Martin E. Stein, Jr.
                                          Name:  Martin E. Stein, Jr.
                                          Title:   President


                                       SECURITY CAPITAL U.S. REALTY



                                       By: /s/ Paul E. Szurek
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director


                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By: /s/ Paul E. Szurek
                                          Name:  Paul E. Szurek
                                          Title:   Managing Director